Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K of LandAmerica Financial Group, Inc. for the year ended December 31, 2004, I, Theodore L. Chandler, Jr., President and Chief Executive Officer of LandAmerica Financial Group, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)	such Form 10-K for the year ended December 31, 2004 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in such Form 10-K for the year ended December 31, 2004 fairly presents, in all material respects, the consolidated financial condition and results of operations of LandAmerica Financial Group, Inc. and its subsidiaries as of, and for, the periods presented in such Form 10-K.

By:	/s/ Theodore L. Chandler, Jr.	Date:	March 9, 2005
Theodore L. Chandler, Jr.
President and Chief Executive Officer